UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  March 20, 2015

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 20, 2015, the Audit Committee of the Board of Directors (the "Audit Committee") of PostRock Energy Corporation (the “Company”), on the recommendation of management, and after consultation with the Company’s current and predecessor independent registered public accounting firms, BDO USA, LLP and UHY LLP, respectively, concluded that the Company’s audited consolidated financial statements and related consolidated financial information for each of the fiscal years ended December 31, 2013, 2012, 2011, and 2010, and the related reports of the Company’s independent registered public accounting firm thereon, and the unaudited condensed consolidated financial statements for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and for each of the quarters in the years ended December 31, 2013, 2012 and 2011, and for the quarter ended September 30, 2010 (collectively, the "Restated Periods") should no longer be relied upon because of an accounting error.

The Company intends to present its restated consolidated financial statements and related consolidated financial information in its Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K "), including (i) audited restated consolidated financial statements for the years ended December 31, 2013 and 2012, (ii) unaudited restated condensed financial statements for each of the quarterly periods in the year ended December 31, 2013, and for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, (iii) unaudited restated selected financial data for the years ended December 31, 2011 and 2010; (iv) footnotes reconciling previously filed annual and quarterly financial information to the restated financial information and (v) MD&A based on the restated annual and quarterly financial information specified in (i) and (ii).  The Company currently believes that it will be able to file the 2014 Form 10-K with the restated information by no later than April 15, 2015.

The accounting error to be addressed in the restatement relates to an error made in the classification of the Company’s Series A Cumulative Redeemable Preferred Stock (“Series A Stock”) that was issued in September 2010.  The Series A Stock was issued with a warrant to purchase the Company’s common stock at a defined exercise price, with the aggregate exercise price of the warrants equaling the aggregate liquidation value of the Series A Stock. The warrants contain a provision whereby the holder has the option to pay the exercise price by delivering to the Company Series A Stock with an aggregate liquidation preference equal to the aggregate exercise price of the warrants being exercised.  Even though the terms of the Series A Stock has a mandatory redemption date attributed to it, the Company believed that the cashless exercise provision in the warrant agreement made the redemption of the Series A Stock not certain to occur, and therefore classified the Series A Stock in temporary equity until such time that there was no longer an adequate number of warrants outstanding to cashless exercise using all of the outstanding shares of the Series A Stock -- meaning, the aggregate liquidation preference of the outstanding Series A Stock exceeded the aggregate exercise price of the outstanding warrants.  The Company now believes that under U.S. generally accepted accounting principles, because the warrants do not trade as a unit with, and thus are separate from, the Series A Stock, the features of the warrants cannot be considered when evaluating the classification of the Series A Stock, and the Company therefore believes that the Series A Stock should have been classified as a liability for all periods from its issuance date.

The effect of the restatement on the Company’s consolidated balance sheets for each quarter and annual period end, beginning with September 30, 2010, consists of non-cash reclassifications of the Series A Stock from temporary equity to a liability.  The effect on the consolidated statements of operations for the years ended December 31, 2013, 2012, 2011 and 2010, and the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, and for each of the quarterly periods within the years ended December 31, 2013, 2012 and 2011 and for the quarterly period ended September 30, 2010, is a reclassification of the dividends and accretion of discount on the Series A Stock from stockholders’ equity to operations.  While these reclassifications have the effect of reducing net income (or increasing the net loss) in each period, they have no significant impact on total stockholders’ equity, net income (loss) attributable to common stockholders, net income (loss) per common share or cash flows.

Management has also evaluated the effects of the facts leading to the restatement on its conclusions regarding the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures as of December 31, 2014 and as of the end of each of the Restated Periods.

Based on that evaluation, management has concluded that the accounting error noted above resulted from a material weaknesses in the Company’s internal controls pertaining to the accounting for new or infrequent transactions of a complex nature.  As a result of the material weakness, management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were ineffective as of December 31, 2014 and as of the end of each of the Restated Periods.

Management, with the oversight of the Audit Committee, intends to begin promptly to develop a plan to remediate the material weakness. The description of the material weakness in internal controls identified by management and the Company’s preliminary remediation plans and changes to internal control over financial reporting will be disclosed in item 9A of the 2014 Form 10-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with BDO USA, LLP and UHY LLP, the Company’s current and predecessor independent registered public accounting firms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and
Secretary
Date: March 24, 2015